CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No.3 to Registration Statement No. 333-160788 of First Trust Global Credit Strategies Fund on Form N-2 of our report dated December 28, 2009, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" also appearing in the Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP
_________________________
DELOITTE & TOUCHE LLP

Chicago, Illinois
December 28, 2009